Exhibit 10.1

DATED September 13, 2024

BETWEEN

V CAPITAL CONSULTING LIMITED

(BVI Company No.1907336)

(as Vendor)

AND

YY GROUP HOLDING LIMITED

(BVI Company No.2118556)

(as Purchaser)

SHARE SALE AGREEMENT

in respect of 1,832,700 ordinary shares in YY Group Holding Limited

THIS AGREEMENT is made on September 13, 2024.

BETWEEN:

1.	V CAPITAL CONSULTING LIMITED (BVI Company No. 1907336), a company incorporated in the British Virgin Islands with business address B03-C-8, Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia (“Vendor”)

2.	YY GROUP HOLDING LIMITED (BVI Company No. 2118556), a company incorporated in the British Virgin Islands with its business address at 60 Paya Lebar Road, #09-13 to 17 Paya Lebar Square S409051, Singapore (“Purchaser” or “Company”).

(each a “Party” and collectively, the “Parties” or where the context permits or requires, any one or both of them).

WHEREAS:

(A)	YY Group Holding Limited (BVI Company No. 2118556), is a company incorporated under BVI Business Companies Act and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address at 60 Paya Lebar Road, Paya Lebar Square, #05-43, Singapore 409051 (“Company”) undertaking initial public offering exercise at NASDAQ stock exchange.

(B)	The Purchaser intends to acquire a total of 1,832,700 Class A Shares (“Sale Shares”) from the Vendor for a total purchase consideration of US$1,012,458 (“Purchase Consideration”).

(C)	The Vendor is desirous of selling and the Purchaser is desirous of purchasing the Sale Shares upon the terms and conditions hereinafter set out.

NOW IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Agreement”	means this share sale agreement;

“Business Day”	means a day other than a Saturday, Sunday, or a public holiday when commercial banks are open for business in the Federal Territory of Kuala Lumpur, Malaysia;

“Communication”	has the meaning ascribed to it in Clause 9.2;

“Company”	has the meaning ascribed to it in Recital A;

“Completion”	means the completion of transfer of the Sale Shares in accordance with this Agreement;

“Completion Date”	means the date on which Completion occurs, as specified in Clause 4.1.

“Encumbrance”	means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement having similar effect.

“Escrow Agent”	means Ortoli Rosenstadt LLP, a law firm with its registered office at 366 Madison Ave 3rd floor, New York, NY 10017, United States;

“Escrow Agreement”	means the separate agreement entered into between the Vendor, the Purchaser, and the Escrow Agent governing the terms of the escrow arrangement;

“Nasdaq”	National Association of Securities Dealers Automated Quotations;

“Purchase Consideration”	has the meaning ascribed to it in Recital B and Clause 3; and

“Sale Shares”	has the meaning ascribed to it in Recital B.

“Transfer Agent”	Vstock, the Transfer Agent appointed by the Company

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa, words importing any gender include every gender and references to time shall mean Malaysia time (MYT);

(b)	references to a “person” include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

(c)	clause headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(d)	the words “written” and “in writing” include any means of visible reproduction; and

(e)	if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day which is not a Business Day, then that period is to be deemed to only expire on the next Business Day.

2.	SALE AND PURCHASE OF SALE SHARES

Subject to the terms and conditions herein contained, the Vendor agrees to sell, and the Purchaser, who has the requisite power and authority to enter into and perform this Agreement, agrees to purchase, the Sale Shares, free from all Encumbrances and with all rights and benefits attaching thereto as at the date of this Agreement in consideration of the Purchaser making payment of the Purchase Consideration to the Vendor.

3.	CONSIDERATION

The consideration for the sale and purchase of the Sale Shares shall be United States Dollar ONE MILLION TWELVE THOUSAND FOUR HUNDRED AND FIFTY EIGHT (USD1,012,458.00) only (“Purchase Consideration”) For avoidance of doubt, upon payment of the Purchase Consideration, the amount due under Invoice VCI001 dated 27 April 2024 amounting to USD285,792.00 shall be deemed fully settled and discharged, with no further claims or obligations arising therefrom.

4.	COMPLETION

4.1	Completion shall take place upon the fulfilment of parties’ obligations stated in Clause 4.2 (the “Completion Date”).

4.2	Parties hereby agree that:-

(a)	The Purchaser shall transfer the Purchase Consideration to the Escrow Agent’s designated account as specified in the Escrow Agreement within two (2) business days from the date of this Agreement.

(b)	The Vendor shall deliver the duly executed share transfer documents to the Escrow Agent within ten (10) business days from the date of this Agreement or as soon thereafter as practicable without undue delay.

For avoidance of doubt, the share transfer documents shall be as follows:-

i)	Instrument of Transfer

ii)	Vstock Transfer Instruction Form

iii)	VCCL resolution authorising the transfer

(c)	Upon confirmation from the Escrow Agent that both the Purchase Consideration and the share transfer documents have been received and after the share transfer has been completed as confirmed by the Transfer Agent , the Escrow Agent shall: (i) Release the Purchase Consideration to the Vendor; and (ii) Release the share transfer documents to the Purchaser.

4.3	The detailed process and timeline for the actions described in Clause 4.2 shall be governed by the Escrow Agreement.

4.4	Upon completion of the actions in Clause 4.2, and confirmation from the Escrow Agent of receipt of the Purchase Consideration, Completion shall be deemed to have occurred.

4.5	Upon Completion, the Vendor and Purchaser shall be deemed to have released and discharged each other from any and all claims, demands, actions, or causes of action, whether direct or indirect, known or unknown, in whichever jurisdiction, arising out of or in connection with the Sale Shares and/or this Agreement.

5.	ESCROW ARRANGEMENT

5.1	The Parties agree to appoint the Escrow Agent to facilitate the transfer of the Purchase Consideration and the Sale Shares.

5.2	The rights, obligations, and liabilities of the Escrow Agent shall be governed by the separate Escrow Agreement entered into between the Vendor, the Purchaser, and the Escrow Agent.

5.3	In the event of any inconsistency between this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall prevail with respect to the escrow arrangement.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Each Party hereby represents and warrants to the other Party that:

(a)	it is of full age and sound mind has full power and authority, without any further consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated herein;

(b)	it has full legal right and capacity to enter, execute, deliver and perform the terms and conditions of this Agreement;

(c)	this Agreement constitutes valid, legal and binding obligations on it, enforceable in accordance with its terms;

(d)	the execution and delivery of this Agreement and performance of the obligations contained herein will not violate any applicable laws or documents to which it is a party or by which they are bound; and

(e)	it has not committed any act of bankruptcy or is an adjudicated bankrupt, and there does not exist any bankruptcy proceeding or petition against it.

The Vendor represents and warrants that it is entitled and able to transfer legal and beneficial title to the Sale Shares free from all Encumbrances and together with all rights and benefits attaching thereto to the Purchaser in accordance with the terms and conditions of this Agreement.

7.	CONFIDENTIALITY

7.1	Each Party undertakes that it shall not disclose to any person any confidential information concerning the business, affairs, customers, clients or suppliers of the other Party or of any member of the group of companies to which the other Party belongs, except as permitted by Clause 7.2.

7.2	Each Party may disclose the other Party’s confidential information: (a) to its employees, officers, representatives or advisers who need to know such information for the purposes of exercising the Party’s rights or carrying out its obligations under or in connection with this Agreement. Each Party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other Party’s confidential information comply with this Clause 7; and (b) as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

8.	TERMINATION

8.1	In the event either Party fails to perform or observe any undertaking or obligation pursuant to this Agreement, the other Party shall have the right to give notice in writing specifying the default or breach requiring the defaulting Party to remedy the said default or breach within fourteen (14) days of the receipt of such notice or such other period as may be mutually agreed between the Parties in writing.

8.2	If the defaulting Party fails to remedy the relevant default or breach within the said period to the satisfaction of the non-defaulting Party, the non-defaulting Party shall be entitled to:

(a)	if the default or breach occurs prior to Completion:-

i)	seek legal recourse for specific performance of this agreement;

ii)	pursue a claim for breach and damages; or

iii)	give notice to terminate this Agreement, and thereafter this Agreement shall be deemed as terminated and neither party shall have any further claims or actions whatsoever against the other under or arising out of this Agreement;

9.	NOTICES

9.1	Contact Addresses and Numbers

The addresses and e-mail address of the Parties for the purpose of this Agreement are specified below:

Vendor

Address	:	B03-C-8, Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200
Kuala Lumpur, Malaysia
E-mail	:	enquiries@v-capital.co
Attention	:	V Capital Consulting Limited

Purchaser

Address	:	60 Paya Lebar Road, #09-13 to 17 Paya Lebar Square
S409051
E-mail	:	enquiries@yygroupholding.com
Attention	:	YY Group Holding Limited

9.2	Service of Notice

Except as stipulated otherwise in this Agreement, a notice, letter or other communication required or permitted (“Communication”), under this Agreement or by any written law related, ancillary or incidental to this Agreement, shall be served to the other Party in a manner as follows:

(a)	by personal delivery by leaving the Communication at the Party’s current address for service;

(b)	by mailing the original copy of the Communication via prepaid registered post or by courier addressed to that Party at the Party’s current address for service;

(c)	by facsimile; or

(d)	by attaching the scanned copy of the Communication in an email message and sending said email message to the Party’s current email address.

9.3	Particulars for Services

(a)	The particulars for service of the Vendor, for the purpose of this clause, are as stipulated above.

(b)	The particulars for service of the Purchaser, for the purpose of this clause, are as stipulated above.

(c)	The Parties may change its particulars for service by way of written notice to the other.

9.4	Time of Service

A Communication is deemed served:

(a)	if served personally or left at the Party’s current postal address for service, upon service;

(b)	if posted by registered post via courier to a Malaysian address, two (2) Business Days after posting, and in any other case, five (5) Business Days after posting;

(c)	if posted by registered post within Malaysia to a Malaysian address, five (5) Business Days after posting, and in any other case, ten (10) Business Days after posting;

(d)	if served by email, at the time transmission of such email provided always that the scanned copy of the Communication is attached therein and the sender has not received a failed or undeliverable message from the host provider of the recipient within twenty-four (24) hours from the time of transmission of the email; and

(e)	if a Party receive Communication by method (a) and (c) after 1700 hours local time of the place of receipt, the service is deemed completed at 0900 hours local time on the next Business Day.

10.	MISCELLANEOUS

10.1	Governing Laws and Jurisdiction

(a)	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter (including without limitation any non-contractual obligations) shall be governed by and construed in accordance with the laws of Malaysia.

(b)	The courts of Malaysia shall have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter.

10.2	Time

Time is of the essence as regards all dates, periods of time and times specified in this Agreement.

10.3	Waiver and Exercise of Rights

(a)	A single or partial exercise or waiver of a right relating to this Agreement does not prevent any other and/or subsequent exercise of that right or the exercise of any other right.

(b)	No Party will be liable for any loss or expenses incurred by another Party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

10.4	Further Assurance

The Parties covenant that they will each respectively sign, execute, do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurance, acts and things as may be necessary to give valid effect to the terms and conditions of this Agreement.

10.5	Successors and Assigns

(a)	This Agreement shall be binding on and shall ensue for the benefit of each Party’s successors and assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

(b)	No Party may assign or transfer all or part of its rights or obligations under this Agreement without the prior written consent of the other Party.

10.6	Counterparts

This Agreement may be signed in counterparts. If signed by the Parties in respective counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

10.7	Illegality and Severability of Provisions

(a)	The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction will not affect the legality, validity or enforceability of this Agreement as a whole under the law of any other jurisdiction, nor the legality, validity or enforceability of any other provision.

(b)	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

(c)	If it is not possible to read down the provision as required in this clause, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or any of the other provisions in this Agreement.

10.8	Costs and Expenses

The Parties shall bear their respective legal costs and expenses with respect to the negotiation, preparation and execution of this Agreement and other documents related, ancillary and incidental to this Agreement.

10.9	Assignment of this Agreement

No Party shall assign, novate, transfer, mortgage, charge, subcontract, or deal in any other manner with any of its rights and obligations under this Agreement unless otherwise agreed in writing, by the other Party.

10.10	Entire Agreement

This Agreement and the Escrow Agreement contains the entire understanding between the Parties with respect to the subject matter and supersedes any prior written or oral agreement between them relating to it and may not be modified except in writing and signed by all Parties.

10.11	Disclosures or Announcements

Except for disclosures required by law,any court of competent jurisdiction, governing authority or pursuant to any enquiry or investigation by any governmental agency or authority of Malaysia or British Virgin Islands which is lawfully entitled to require any such disclosure or to the Parties’ professional advisers, the Parties agree that the contents of this Agreement and all information and documents provided by one Party to the other Party in connection with this Agreement will be held in strict confidence by each Party and its respective officers, employees, agents and servants other than such information which is or becomes available to the public by publication or otherwise through no fault of the recipient Party.

10.12	Escrow Agreement

This Agreement shall be read in conjunction with the Escrow Agreement. The Parties acknowledge that the Escrow Agreement forms an integral part of the transaction contemplated herein.

11.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

12.	FURTHER ASSURANCE

Each Party shall and shall use all reasonable endeavors to procure that any necessary third party shall, promptly execute and deliver such documents and perform such acts as may reasonably be required for the purpose of giving full effect to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

VENDORS

Signed for and on behalf of	)
V CAPITAL CONSULTING LIMITED	)
)
	)	/s/ Hoo Voon Him
Name: Hoo Voon Him
Designation: Executive Director

Signed for and on behalf of	)
YY GROUP HOLDING LIMITED	)
)
	)	/s/ Fu Xiaowei
Name: Fu Xiaowei
Designation: CEO